UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2010

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6300

Pennsylvania	23-6216339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

The Bellevue, 200 South Broad Street, Philadelphia, PA 19102
(Address of principal executive offices, including zip code)

215-875-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 29, 2010, PREIT Associates, L.P., the operating partnership of Pennsylvania Real Estate Investment Trust (the "Company" or "PREIT"), sold the Company's interests in a portfolio of five wholly-owned power center properties for an aggregate sale price of $134.7 million pursuant to an Agreement of Purchase and Sale of Ownership Interests (the "Agreement") dated August 13, 2010 with Cedar Shopping Centers Partnership, L.P. ("Buyer"), an affiliate of Cedar Shopping Centers, Inc. The Buyer paid the purchase price in cash. The Buyer had no material relationship with the Company or its affiliates, other than in respect of this transaction.

The five wholly-owned properties are Creekview Center in Warrington, Pennsylvania; Monroe Marketplace in Selinsgrove, Pennsylvania; New River Valley Center in Christiansburg, Virginia; Pitney Road Plaza in Lancaster, Pennsylvania; and Sunrise Plaza in Forked River, New Jersey. The properties contain an aggregate of approximately 1.5 million square feet of space, of which the Company owned approximately 0.9 million square feet of space.

After the repayment of mortgages secured by three of these properties totaling $39.9 million and the payment of the release prices of the other two properties that secured a portion of the Company's secured credit facility (the "2010 Credit Facility"), which total $57.4 million, PREIT Associates, L.P. used $10.0 million to repay borrowings under the Revolving Facility and $8.9 million to repay borrowings under the 2010 Term Loan, both in accordance with the terms of the 2010 Credit Facility. The Company expects to use the remaining $18.5 million of the proceeds for general corporate purposes. Following the repayments of these borrowings under the 2010 Credit Facility, the Term Loan has a remaining balance of $347.2 million and the $150 million Revolving Facility currently has no outstanding balance.

The Company expects to recognize an aggregate gain on sale from the disposition of these properties of approximately $19 million in the quarter ended September 30, 2010. This gain will not be included in the calculation of Funds From Operations ("FFO"). In connection with the reduction of the outstanding balance of the 2010 Term Loan and the repayment of the mortgage loans on the other properties, the Company will record $1.5 million of accelerated amortization of deferred financing costs.

The Company retained certain undeveloped parcels at the properties, which the Buyer will have the option to acquire at a price determined by an agreed formula if the parcel is leased within the first two years following the closing date. If the Company seeks to sell an undeveloped parcel or a developed parcel as to which the Buyer's option has expired, the Buyer will have certain rights to acquire the parcel. A subsidiary of the Company will serve as management and leasing agent for all of the properties for a period of three years, subject to certain termination rights of the Buyer after one year upon payment of a specified amount. If space at these properties that is vacant on the closing date is leased in the first two years after the closing date, the Company will receive an addition to the sales price for leasing such vacant space, subject to certain terms and conditions.

As previously disclosed in a Current Report on Form 8-K dated August 13, 2010, the Company also entered into two additional Purchase and Sale Agreements with the Buyer to sell the Company's 50% interest in each of two other power center properties, Red Rose Commons in Lancaster, Pennsylvania and Whitehall Mall in Allentown, Pennsylvania. There are conditions to each of these proposed dispositions, including conditions involving the partners in the ownership of these properties, that might delay or prevent the closing of the sale of either or both of these properties. The Buyer is not obligated to close on the purchase of either of these two properties unless it will acquire 100% ownership of that property.

Forward Looking Statements

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Moreover, PREIT's business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT's substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT's ability to pay distributions on its common shares; PREIT's ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT's ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT's short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT's properties; and PREIT's ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT's actual results will not differ significantly from the estimates set forth in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Real Estate Investment Trust

Date: October 04, 2010	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel